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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this 1998 Annual Report on Form 10-K of Lehman Brothers Holdings Inc. (the "Company") of our report dated January 7, 1999, included in the 1998 Annual Report to Stockholders of Lehman Brothers Holdings Inc.

    Our audits also included the financial statement schedule of Lehman Brothers Holdings Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We also consent to the incorporation by reference in the Registration Statements and Post Effective Amendments on Form S-3 File Nos. 333-50197, 33-53651, 333-57238, 333-07875 and 33-53923 of Lehman Brothers Holdings Inc. and
in the related Prospectuses, of our report dated January 7, 1999 with respect to the consolidated financial statements and financial statement schedule of Lehman Brothers Holdings Inc. included or incorporated by reference in this 1998 Annual Report on Form 10-K for the year ended November 30, 1998.

                                          /s/ Ernst & Young LLP

                                          ERNST & YOUNG LLP

New York, New York
February 26, 1999